UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2012

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31312	22-3461740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ 07417

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 201-269-3400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 31, 2012, the board of directors of Medco Health Solutions, Inc. (the “Registrant”) established performance goals under its Executive Annual Incentive Plan (the “Executive Incentive Plan”) for performance year 2012. Such performance goals call for the achievement of certain pre-established levels of earnings before interest, taxes, depreciation and amortization (EBITDA), net new sales, generic mail-order prescription volume and return on invested capital. The board established target bonuses so that a participant under the Executive Incentive Plan would be entitled to receive from 45 percent to 130 percent of salary as a target bonus, depending on management level, with a payout ranging from 0 percent to 250 percent of target bonus depending upon the level of attainment of the performance goals. The board has the discretion to reduce, but not increase, the amount of a participant’s bonus under the Executive Incentive Plan. Target bonuses expressed as a percentage of salary for the named executive officers are as follows:

September 30,
Chief Executive Officer	130%
President and Chief Operating Officer	100%
Chief Financial Officer	90%
General Counsel, Secretary and President, Global Pharmaceutical Strategies	75%
Group President, Employer/Key Accounts	75%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: February 3, 2012	By:	/s/ Thomas M. Moriarty
Thomas M. Moriarty
General Counsel, Secretary and President, Global Pharmaceutical Strategies